UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  September 4, 2003

Commission file number  0-14678

ROSS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1390387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8333 Central Avenue, Newark, California	94560-3433
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(510) 505-4400

Former name, former address and former fiscal year, if changed since last report N/A

Item 5.    Other Events and Regulation FD Disclosure.

On September 4, 2003, Ross Stores, Inc. (the “Company”) issued a press release regarding the Company’s sales results for the four weeks and seven months ended August 30, 2003, its forecasts of same store sales gains for the balance of its fiscal year, and announcing the development of a new off-price concept that will target the needs of lower-income households.  The Company’s goal is to open 10 initial store locations for this new concept on the West Coast during the second half of 2004.  The full text of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 7.  Exhibits.

Exhibit No.	Description

99.1	September 4, 2003 Press Release by Ross Stores, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

ROSS STORES, INC. Registrant

Date: September 4, 2003	/s/ J. Call
John G. Call

Senior Vice President, Chief Financial Officer, Principal Accounting Officer and Corporate Secretary